PERSONAL TRADING - CODE OF ETHICS - HERITAGE ASSET
MANAGEMENT, INC.

I.     STATEMENT OF GENERAL POLICY

       This Code of Ethics has been adopted by Heritage Asset Management, Inc. ("Heritage") in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended, ("Rule 17j-1") and Rule 204A-1 of the Investment Advisers Act of 1940. This Code applies to all Employees and Access Persons as defined in Section II. All Appendices referred to herein are attached hereto and are a part of this Code. Capitalized terms used in this Code are defined in Section II.

       This Code is based on the principle that the Employees of Heritage have a fiduciary duty to place the interests of Advisory Clients ahead of their own interests and to avoid activities, interests and relationships that might interfere with making decisions in the best interests of Advisory Clients. Employees and Access Persons of Heritage must not take inappropriate advantage of their position and must comply with applicable federal securities laws.

       Doubtful situations should be resolved in favor of Advisory Clients because technical compliance with the Code's procedures will not automatically insulate from scrutiny activities that indicate an abuse of your fiduciary duties. Since we believe the actions of all our Employees, Access Persons and Investment Persons should be above reproach, we feel it important to affirm annually our individual and collective commitment to ethical business principles and procedures.

       This Code is designed to maintain high standards of practice and ethics. Since no set of rules can include all problems or issues that can arise, you are encouraged to address those issues, which are unclear to you with the Compliance Officer.

       This Code imposes specific restrictions on Employees, Access Persons and Investment Persons (in some cases this includes immediate family members) based on their status relative to access to investment related data or their ability to influence investment decisions. Somewhat stricter restrictions on certain activities and/or transactions apply to Access Persons, Investment Personnel and Portfolio Managers due to their more direct involvement and greater influence on portfolio trading activities of Advisory Clients. For example, many Employees will be subject to reporting only mutual fund trades while Access Persons and Investment Personnel are required to report all trading.

       Violations can subject you to specific disciplinary action, as outlined in Section IX.B. of this Code, including termination where appropriate.

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II.    DEFINITIONS

       a. "Access Person" means any director, officer or Investment Person of Heritage or any supervised person who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Heritage Fund, or who is involved in making securities recommendations to Advisory Clients, or who has access to such recommendations that are nonpublic.
       b. "Advisory Client" means each of the Heritage Funds and any other client to whom Heritage provides investment advice including but not limited to those listed in APPENDIX 1.
       c. "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.
       d.   "Beneficial  Interest" means the  opportunity to share,  directly or indirectly, in any profit or loss on a transaction in Securities, including, but not limited to, all joint accounts, partnerships, and trusts.
       e. "Compliance Officer" means the so-designated individual at Heritage (or that person's designee if the compliance person is absent or unavailable) as set forth in APPENDIX 4 amended from time to time.
       f. "Directors of Heritage" means any person who serves as a director on the Board of Directors of Heritage.
       g. "Dual Employee" means any person who is employed by Heritage and another affiliated company.
       h.   "Employee"  means any person who is employed by Heritage in exchange
            for   predetermined   and  periodic   financial   compensation.
       i.   "Equivalent  Security"  means any Security issued by the same entity as the issuer of a security, including options, rights, warrants, preferred stock, restricted stock, bonds, and other obligations of that issuer.
       j.   "Heritage" means Heritage Asset Management,  Inc.
       k. "Heritage Fund" means the Heritage investment companies listed in APPENDIX 1 as amended from time to time.
       l. "Immediate Family" means any of the following persons who reside in the same household as an Employee named in this Section II:

            ---------------------------------------------------------
                child               grandparent     son-in-law
            ---------------------------------------------------------
                stepchild           spouse          daughter-in-law
            ---------------------------------------------------------
                grandchild          sibling         brother-in-law
            ---------------------------------------------------------
                parent              mother-in-law   sister-in-law
            ---------------------------------------------------------
                stepparent          father-in-law
            ---------------------------------------------------------

       m.   Immediate Family includes adoptive relationships.

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       n.   "Initial  Public  Offering" is an offering of securities  registered under the Securities Act of 1933 by an issuer who immediately before the registration of such securities was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934. o. "Investment Account" means the following Securities accounts: any personal account of an Employee or Access Person; any joint or tenant-in-common account in which the Employee or Access Person has a Beneficial Interest or is a participant; any account for which the Employee or Access Person acts as trustee, executor, or custodian; any account of an Immediate Family member of an Employee or Access Person; and any account in which an Access Person has a direct or indirect Beneficial Interest (other than such accounts over which the Access Person has no investment discretion and cannot otherwise exercise control).
       p. "Investment Personnel" (or, singularly, "Investment Person") are (i) Employees of Heritage (or of any company in a control relationship to such companies) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of a security, or whose functions relate to the making of any recommendation with respect to the purchases and sales, or (ii) any person who controls Heritage and who obtains information concerning recommendations made to an Advisory Client regarding the purchase and sale of securities by the
            Advisory  Client.   References  to  Investment   Personnel   include
            Portfolio   Managers.
       q. "Material Investigation" means an investigation that leads to the imposition of a significant remedial action for a violation of the Code.
       r. "Portfolio Manager" means those natural persons employed by Heritage who are entrusted with the direct responsibility and authority to
            make  investment   decisions   affecting  any  Advisory  Client.
       s.   "Pre-Clearance  Officer"  means  the  so-designated   individual  at
            Heritage (or that person's designee if the Pre-Clearance Officer is absent or unavailable) as set forth in APPENDIX 5 as amended from time to time.
       t. "Limited Offering" means a limited offering exempt from registration pursuant to Rules 504, 505 or 506 or under Section 4(2) or 4(6) of the Securities Act of 1933.
       u.   "Security"  includes  stock,  restricted  stock,  private  placement
            securities,   notes,  bonds,  debentures,  and  other  evidences  of
            indebtedness   (including  loan   participations  and  assignments),
            limited partnership interests, registered investment companies, investment contracts, and all derivative instruments, such as options and warrants.
       v.   "Securities  Transaction"  means a purchase  or sale of  Securities.
III.   APPLICATION OF THE CODE OF ETHICS TO EMPLOYEES AND ACCESS PERSONS

       All Employees and Access Persons are covered by some portion of this Code. It is the responsibility of each Employee or Access Person to

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       read and  understand  which sections apply to them. If there is any doubt about the applicability of a particular provision, consult the Compliance or Pre-Clearance Officer.

       Notwithstanding the definition of Employee or Access Persons, the following provisions of the Code do not apply to Directors of Heritage, Dual Employees, and the Immediate Families of such persons:

            1. pre-clearance of trades of all securities under Section IV.A, B, and C; and
            2.   prohibited transactions under Section IV.D.
IV.    PRE-CLEARANCE REQUIREMENTS AND PROHIBITED TRANSACTIONS

       Pre-clearance is required for Securities Transactions based on your status relative to access to investment data or ability to influence investment decisions. These categories are described below. Procedures for pre-clearance are outlined as well as prohibited acts.

        .   PRE-CLEARANCE REQUIREMENTS

            Transactions described in this section require approval by the Pre-Clearance Officer prior to being placed. Section IV. D. of this Code describes Prohibited Transactions applicable to all Employees.

            1. All Employees - All Employees are required to pre-clear with the Pre-Clearance Officer any transaction involving a registered open-end investment company (mutual fund) unless such transaction is part of a periodic investment (including 401k plans and annual bonus deferral to 401k plans plans) or redemption plan (i.e. systematic withdrawal). However, allocations for these periodic investments or redemptions must have initial pre-clearance by the Pre-Clearance Officer. Any allocation changes (i.e. a change in the percentage allocated to each fund or a change in the percent invested or redeemed) or transactions outside of a previously approved periodic investment or redemption plan must also receive pre-clearance. Pre-clearance is not necessary for transactions involving a money market mutual fund. Mutual fund transactions in which the Employee does not know of the transaction before it is completed (such as discretionary trades made by a fiduciary in which the Employee is not consulted or advised of the trade before it is executed) are exempt from this pre-clearance requirement.
            2. Access Persons and Investment Personnel - In addition to pre-clearance for trades listed in 1. above, all Access Persons and Investment Personnel must pre-clear trades in all other Securities unless specifically exempted by this Code section. Participation in an Initial Public Offering or Limited Offering is generally prohibited unless exceptional circumstances exist. In that case, pre-clearance is required using the form provided

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                 in Appendix 8. This limitation does not preclude  participation in an initial  offering  of a  registered  open-end  investment
                 company  with  proper   pre-clearance.
                 a. Exemptions from pre-clearance requirements available to Access Persons and Investment Personnel:

                      1. Securities Transactions in which the Access Person has no knowledge of the transaction before it is completed (such as discretionary trades made by a fiduciary in which the Access Person is not consulted or advised of the trade before it is executed).
                      2. Securities Transactions for accounts of spouses of all Access Persons and Investment Persons; provided however, that the applicable Access Person or Investment Person is not listed as a party to his or her spouse's trading account.
                      3. Any purchase or sale of Securities of any issuer with a market capitalization in excess of $10 billion.
                      4. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities.
                      5. Any acquisition of Securities through the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent the rights were acquired in the issue.
                      6. Any transaction involving: bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt (including repurchase agreements); commodity futures (including currency futures) and options thereon; interests in Securities comprising part of a broad based, publicly traded market basket or index of stocks, approved for trading by the appropriate federal authority (for example, options on the S&P 500 Index); Securities directly issued by the U.S. Government; Raymond James Financial, Inc. ("RJF") stock purchased through a quarterly employee stock purchase plan; or exercise of RJF stock options granted by RJF, and other Securities as may from time to time be designated in writing by the Code of Ethics Review Committee on the

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                           ground   that  the  risk  of  abuse  is   minimal  or
                           non-existent.

       A.   PRE-CLEARANCE PROCEDURES

            Prior to entering an order for a Securities Transaction, an Employee or Access Person must fill out a Trade Authorization Request Form (APPENDIX 3) and submit the completed form to the Pre-Clearance Officer. (Proposed Securities Transactions for the Pre-Clearance Officer's Account must be submitted to the President of Heritage.) Any Employee or Access Person who travels on a regular basis is permitted to respond to each item in APPENDIX 3 via e-mail. A hard copy of the e-mail, along with the Pre-Clearance Officer's approval, will be kept on file. After receiving the completed Trade Authorization Request Form, the Pre-Clearance Officer will review the information in the form and, as soon as practicable (generally on the same day if the request is received before 2 PM and there is a Pre-clearance Officer available), determine whether to clear the
            proposed   Securities   Transaction.

            No order for a Securities Transaction for which pre-clearance authorization is sought may be placed prior to receipt of written authorization by the Pre-Clearance Officer. The date of any authorization must be reflected on the Trade Authorization Request Form. The Pre-Clearance Officer will send one copy of the completed form to the person seeking authorization and the other copy to the compliance department. Failure to comply with these pre-clearance provisions will subject you to disciplinary action as outlined in Code Section VIII.B.

            In some cases, the Pre-Clearance Officer may refuse to authorize a Securities Transaction for a reason that is confidential. The Pre-Clearance Officer is not required to give an explanation for refusing to authorize a Securities Transaction.

       B.   LENGTH OF TRADE AUTHORIZATION APPROVAL

            Authorizations provided by the Pre-Clearance Officer for personal trades of mutual funds are effective for one trading day only; all other Security Transactions authorizations are effective, unless earlier revoked, until the earlier of (1) the close of business on the third trading day after the authorization is granted, or (2) when the person requesting authorization learns that information in the Trade Authorization Request Form is not accurate.

            If a trade order is not placed within the applicable period, a new authorization must be obtained before the Securities Transaction is placed. If a trade order has been placed but has not been executed within the applicable effective period after authorization is granted (such as in the case of a limit order), no new authorization

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            is necessary unless (1) the person  requesting  authorization  amend the order, or (2) the order remains outstanding for more than 30 days.

       C.   PROHIBITED  ACTS

            The specific provisions and reporting requirements of this Code are concerned with certain investment activities of all Employees and Access Persons as herein defined, whom may benefit by, or interfere with, the purchase and sale of securities by an Advisory Client. Rule 17j-1 prohibits an Employee of an investment adviser or investment company from using information concerning the investments or investment intentions of an investment company, or from using their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interest of an advisory client. In connection with the requirements of Rule 17j-1, it shall be a violation of this Code, for an Employee or Access Person, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by an Advisory Client to:

            a. employ any device, scheme or artifice to defraud an Advisory Client;
            b. make to an Advisory Client (or its agents or affiliates) any untrue statement of a material fact, or to omit to state to an Advisory Client (or its agents or affiliates) a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
            c. engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon an Advisory Client; or
            d. engage in any manipulative practice with respect to an Advisory Client.

            In addition, the following activities constitute Prohibited Acts:

                 5.   EMPLOYEES:
                      a. DISCLOSURE OF CONFIDENTIAL INFORMATION. An Employee is prohibited from revealing non-public information relating to the investment intentions, activities or portfolios of the Heritage Funds except to (1) persons whose responsibilities require knowledge of the information, (2) regulatory authorities who have appropriate jurisdiction with respect to such matters, or (3) third parties who utilize such information for ratings or performance analysis.
                      b. RECEIVING OR OFFERING OF GIFTS. Employees are prohibited from soliciting, accepting or giving of gifts or gratuities, except for gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year) and customary business lunches,

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                           dinners,  entertainment (e.g.,  sporting events), and
                           promotional items (e.g., pens, mugs, T-shirts) in situations where the Employee, because of his or her position with Heritage, may be offered gifts or may
                           wish  to  give  gifts  to  unaffiliated   persons  or
                           entities that do business with Heritage. If an Employee receives any gift that might be prohibited under this Code, s/he must promptly inform the Compliance Officer.
                      c.   TAKING   ADVANTAGE   OF   CORPORATE    OPPORTUNITIES.
                           Employees  are   prohibited   from  taking   personal
                           advantage of any opportunity properly belonging to the Advisory Clients. This includes, but is not
                           limited  to,  acquiring   Securities  for  one's  own
                           account that would otherwise be acquired for Advisory Clients.
                      d. USING POSITION OR INFLUENCE FOR PERSONAL BENEFIT AT EXPENSE OF CLIENTS. Employees are prohibited from causing or attempting to cause an Advisory Client to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Employee.

                           If an Employee or Immediate Family Member stands to materially benefit from an investment decision for an Advisory Client that the Employee or Access Person is recommending or participating in, the Employee or Access must disclose that interest to persons with authority to make investment decisions or to the Compliance Officer. Based on the information given, a decision will be made as to whether to restrict the Employee's or Access Person's participation in causing the Advisory Client to purchase or sell a Security in which the Employee or Access Person has an interest.

                           Employees must disclose to the Portfolio Manager or to the Compliance Officer if the Employee in question is a Portfolio Manager, any Beneficial Interest that the Employee or Immediate Family member has in that Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Employee or Immediate Family Member or the appearance of impropriety. The person to whom the Employee reports the interest, in consultation with the Compliance Officer, must determine whether the Employee or Access Person will be restricted in making investment decisions.

                      e.   PERSONAL   SECURITY   TRANSACTIONS.   The   following
                           transactions  are  prohibited:

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                           1.   No Employee shall conduct a transaction while in
                                possession   of  "inside"   material   nonpublic
                                information regarding the Security or the issuer of the Security;
                           2. No Employee shall enter into a transaction intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading; and
                           3. No Employee shall purchase or sell a security (other than a registered open-end investment company) on any day during which that Employee or Access Person has knowledge that an Advisory Client has a pending "buy" or "sell" order in the same Security (or an Equivalent Security) until that order is executed or withdrawn, unless the Employee provides an explanation of why the trade is necessary and provision is made for the Advisory Client trade to take precedence (in terms of price) over the Employee. Prior to approving a trade, the Pre-Clearance Officer must determine whether there is an open order for the Security by a Fund.
                           4. No Employee shall conduct any other transaction deemed by the Pre-Clearance Officer to involve a conflict of interest, possible diversion of
                                corporate  opportunity,   or  an  appearance  of
                                impropriety.
                 6.   ACCESS PERSONS:

                      In addition to Prohibited Acts listed in 1. above, all Access Persons are subject to the further limitations shown below.

                      a. No Access Person shall purchase a Security within 60 calendar days of the sale of that Security (or an Equivalent Security) or sell a Security within 60 calendar days of the purchase of the Security (or an Equivalent Security), unless the Access Person agrees to give up all profits on the transaction to a charitable organization designated by Heritage.

                           This restriction shall not apply to purchases and sales or sales and purchases of:

                           1.   shares  of money  market  funds,
                           2. shares of mutual funds acquired through an automatic investment or redemption program, or
                           3. stock obtained through a quarterly employee stock purchase plan.

                      b. No ACCESS PERSON may serve on the board of directors of a publicly-traded company not affiliated with Heritage or the Heritage Funds absent prior written approval by the Compliance Officer. This approval rarely will be granted and, if granted, normally will require that the relevant Investment Person be isolated, through "Chinese Wall" or other procedures, from those making investment decisions related to the issuer on whose board the Investment Person sits.

                 7.   PORTFOLIO  MANAGER:

                      Securities Transactions. In addition to the provisions applicable to all Employees and Access Persons listed above, no Portfolio Manager may buy or sell a Security in an investment account (or any account in which they hold a beneficial interest) within seven calendar days of a purchase or sale of the same Security (or an Equivalent Security) by any Advisory Client managed by the Portfolio Manager. For example, if an Advisory Client trades a security on day one, day eight (or the next trading day, whichever is later) is the first day its Portfolio Manager may trade that Security for an account in which he or she has a beneficial interest. This provision does not apply to mutual fund Advisory Client accounts in which the Portfolio Manager is a shareholder.

V.     REPORTS

       All Employees and Access Persons are required to provide certain periodic information to the Compliance Officer regarding their trading activity and holdings. The information required varies depending on your status relative to access to investment related data or ability to influence trading activity. THE REPORTING REQUIREMENTS FOR ACCESS PERSONS AND INVESTMENT PERSONS INCLUDE ACCOUNTS IN THE NAME OF IMMEDIATE FAMILY (AS DEFINED IN SECTION II. OF THE CODE) MEMBER(S) RESIDING IN THE SAME HOUSEHOLD - EVEN IF THE ACCESS PERSON OR INVESTMENT PERSON IS NOT NAMED ON THE ACCOUNT. Certain transactions that are exempt from the reporting requirements are listed below. Failure to provide the required data in a timely fashion will subject you to disciplinary action as outlined in Code section IX.B.

        .   INITIAL  HOLDINGS  REPORT

       Any person who becomes an Employee, Access Person or Investment Person of Heritage must submit, within 10 days of becoming such designation, an Initial Holdings Report (see APPENDIX 2) listing all of the securities held in an investment account. The information in the Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person becomes an Employee, Access Person or Investment Person

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       of  Heritage.  The Report will be sent by (and should be returned to) the
       Pre-Clearance  Officer.

       A.   QUARTERLY   TRANSACTION   REPORTS  /  DUPLICATE   CONFIRMATIONS  AND
            STATEMENTS

       Every Employee and Access Person must arrange for the Compliance Officer to receive directly from the broker, dealer, mutual fund company, or bank in question, duplicate copies of each confirmation and periodic statement for any Securities Transaction during the quarter for which that Employee or Access Person is required to obtain pre-clearance. All copies must be received no later than 10 days after the end of the calendar quarter. Each confirmation or statement must disclose the following information:

            0.   the date of the transaction;
            1. the title (and exchange ticker symbol, cusip, interest rate and maturity date, if applicable);
            2.   the number of shares and principal amount;
            3.   the nature of the transaction  (e.g.,  purchase,  sale);
            4.   the  price of the  Security;
            5. the name of the broker, dealer, bank, or mutual fund through which the trade was effected; and
            6.   the date submitted.

       If an Employee or Access Person is not able to arrange for duplicate confirmations and statements to be sent that contain the information required above, the Employee or Access Person promptly must submit Quarterly Transaction Reports (see APPENDIX 7) within 10 days after the completion of each calendar quarter to the Compliance Officer.

       Every Employee or Access Person who establishes an account during the quarter must complete the required section pertaining to new accounts in the Quarterly Transaction Report (see APPENDIX 7). This Report must be submitted to the Compliance Officer within 30 days after the completion of each calendar quarter. In accordance with Raymond James Financial corporate policy, all Employee brokerage accounts must be maintained with a Raymond James affiliated broker-dealer. All Employees opening or maintaining a brokerage account outside of Raymond James must receive written permission from the Compliance Officer.

       B.   ANNUAL HOLDINGS REPORT

       Each Employee or Access Person must submit an Annual Holdings Report (see APPENDIX 2) listing all Securities in an Investment Account. The information in the Annual Holdings Report must be current as of a date no more than 45 days prior to the date the report is submitted. The completed report should be submitted to the Compliance Officer by January 31 following the end of the calendar year.

VI.    EXEMPTIONS, DISCLAIMERS AND AVAILABILITY OF REPORTS
        .   EXEMPTIONS FROM REPORTING REQUIREMENTS
            0. Securities Transactions involving the following circumstances or Securities are exempt from reporting requirements: (1) the Employee or Access Person did not have direct or indirect influence or control over the transaction; (2) Securities directly issued by the U.S. Government; (3) bank certificates of deposit; (4) other Securities as may from time to time be designated in writing by the Code of Ethics Review Committee based on a determination that the risk of abuse is minimal or non-existent.
            1. Notwithstanding the provisions of Section V above, no Employee, Access Person or Investment Person of Heritage shall be required to make a Quarterly Transaction Report where such report would duplicate information recorded by Heritage pursuant to Rule 204-2(a) of the Investment Advisers Act of 1940.
       A.   DISCLAIMERS

            Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the Report relates.

       B.   AVAILABILITY OF REPORTS

            All information supplied pursuant to this Code may be available for inspection by the Trustees of the Heritage Funds, the President of Heritage, the Code of Ethics Review Committee, the Compliance
            Officer, the Pre-Clearance Officer, the Employee's department manager (or designee), any party to which any investigation is referred by any of the foregoing, the Securities and Exchange Commission, any self-regulatory organization of which Heritage is a member, and any state securities commission with appropriate jurisdiction.

VII.   REPORTING OF VIOLATIONS

       All Employees and Access Persons are required to report any violation of the Code of Ethics promptly to the Compliance Officer, who must provide reports to the Chief Compliance Officer.

VIII.  REPORTING OF VIOLATIONS

       All Employees and Access Persons are required to report any violation of the Code of Ethics promptly to the Compliance Officer, who must provide reports to the Chief Compliance Officer.

IX.    CODE OF ETHICS REVIEW COMMITTEE

       The Code of Ethics Review Committee shall investigate any reported or suspected violation of the Code and, as appropriate, take such actions as are authorized by Section IX. The Committee also shall review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will prepare an annual report to the President of Heritage and the Heritage Funds' Boards of Trustees that:

            0.   summarizes  existing  procedures  concerning personal investing and any changes in the procedures made during the past year,
            1.   identifies  any Material  Investigations  during the past year,
                 and
            2. identifies any recommended changes in existing restrictions or procedures based on the experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

       Members of the Committee, the Compliance Officer and the Pre-Clearance officer are set forth in APPENDIX 4.

X.     REMEDIES

        .   DETERMINATION:

            If the Code of Ethics Review Committee determines that any Employee or Access Person has violated one or more applicable provision(s) of this Code, the Committee may impose sanctions and take other actions as it deems appropriate, including a letter of censure or suspension or termination of employment. As part of any sanction, the Committee may require the Employee to reverse the trade(s) in question and forfeit any profit or absorb any loss derived there from. The Committee has sole authority to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to abide by a directive to reverse a trade may result in the imposition of additional sanctions.

            Any Employee or Access Person who either willfully or negligently violates the provisions of the Code may be subject to any or all of the following sanctions: Formal Written Warning (with copy to supervisor and personnel file), Bans on Personal Trading, Monetary Penalty, Disgorgement of Trading Profits, Suspension or Termination.

       A.   SANCTIONS:

            The Code of Ethics Review Committee is charged with the responsibility of conducting informational hearings, assessing mitigating factors, and imposing sanctions consistent with the Code's Sanction Guidelines. The Committee will document instances in which variations from the Sanctions Guidelines were authorized due to mitigating factors. Below is the Code of Ethics Personal Trading Violation Matrix that outlines specific sanctions for failure to comply with the Code.

--------------------------------------------------------------------------------
SANCTIONS APPLICABLE TO EMPLOYEES:
--------------------------------------------------------------------------------
VIOLATION                     SANCTION GUIDELINE+
--------------------------------------------------------------------------------
*Commission of a Prohibited   o                         1st Offense or more:
Act not otherwise speci-         Monetary penalty, freeze trading accounts for
fically addressed  in this       30-90 days and/or suspension or termination
Code section
--------------------------------------------------------------------------------
No broker statements or       o                         1st Offense: Written
confirms on file or              warning
evidence that duplicate       o                         2nd Offense: (after
statements have been             30 days of no action) Written reprimand and/or
requested                        monetary penalty
                              o                         3rd Offense: (after 60
                                 days of no action) Monetary penalty, freeze
                                 trading accounts for 30-90 days and/or
                                 suspension or termination
--------------------------------------------------------------------------------
*Trading without receiving    o                         1st Offense: Written
appropriate pre-clearance or     warning
trading outside the approval  o                         2nd Offense: Written
period                           reprimand and/or monetary penalty
                              o                         3rd Offense (or more):
                                 Monetary penalty, freeze trading accounts for
                                 30-90 days and/or suspension or termination
--------------------------------------------------------------------------------
*Trading  after being         o                         1st Offense or more:
denied approval                  Monetary penalty, freeze trading accounts for
                                 30-90 days and/or suspension  or  termination
--------------------------------------------------------------------------------
Failure to file an Initial    o                         1st Offense: (not filed
or Annual Holdings Report        within 10 days) Written warning
Failure to file an Annual     o                         2nd Offense: (not filed
Code Acknowledgement and         within 10 days on more than one occasion or not
Certification Form               filed within30 days) Written reprimand and/or
                                 monetary penalty
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              o                         3rd Offense: (not filed
                                 within 10 days on more than two occasions or
                                 not filed within 60 days) Monetary penalty,
                                 freeze trading accounts for 30-90 days and/or
                                 suspension or termination
--------------------------------------------------------------------------------
SANCTIONS APPLICABLE TO ACCESS PERSONS (IN ADDITION TO ALL SANCTIONS
APPLICABLE TO EMPLOYEES):
--------------------------------------------------------------------------------
VIOLATION                     SANCTION GUIDELINE+
--------------------------------------------------------------------------------
*Purchasing a security        o                         1st offense: Written
within 60 days of a sale of      Reprimand and/or Monetary Penalty
the same security or          o                         2nd or more offenses:
selling a security within 60     Monetary Penalty, Freeze Trading accounts for
days of the purchase of the      30-90 days and/or Suspension / Termination
same security
--------------------------------------------------------------------------------
Serving on the Board of a     o                         1st offense:  Written
publicly-traded  company         Reprimand and/or Monetary Penalty
without prior written         o                         2nd or more offenses:
consent                          Monetary Penalty, Freeze  Trading accounts for
                                 30-90 days and/or Suspension / Termination
--------------------------------------------------------------------------------
SANCTIONS APPLICABLE TO PORTFOLIO MANAGERS (IN ADDITION TO ALL SANCTIONS APPLICABLE TO EMPLOYEES AND ACCESS PERSONS):
--------------------------------------------------------------------------------
VIOLATION                     SANCTION GUIDELINE+
--------------------------------------------------------------------------------
*Trading within the      o                              1st offense or more
7 day blackout period       offenses: Monetary Penalty, Freeze Trading
                            accounts for 30-90 days and/or Suspension /
                            Termination
--------------------------------------------------------------------------------
            * Includes Disgorgement of Trading Profits

            + The Code of Ethics Review Committee will take into consideration any mitigating circumstances when applying sanctions

            The Heritage Compliance Administrator will arrange for a meeting of the Code of Ethics Review Committee in cases where a violation has occurred and the guidelines suggest a monetary penalty, written reprimand or more serious action is warranted.

            The following schedule details the monetary penalties that may be applied for each offense.

            AVP and Staff - $100-$500
            Vice President - $500-$1,000
            Senior Vice President and above - $1,000-$5,000

            Whenever the Code of Ethics Review Committee determines that an Employee or Access Person has committed a violation of this Code relating to a Heritage Fund that merits remedial action, it will report to the Board of Trustees of the appropriate Heritage Fund, at the next regularly scheduled meeting, information relating to the violation and any sanctions imposed.

XI.    COMPLIANCE CERTIFICATION

       Each current Employee or Access Person and each newly-hired Employee or Access Person shall certify that he or she has received, read and understands this Code of Ethics by executing the Acknowledgment of Receipt of Code of Ethics Form set forth as APPENDIX 5. At least once a year, each Employee or Access Person will be required to certify on the Certification Form set forth as APPENDIX 6 that he or she has read and understands the Code, has complied with the requirements of the Code, and has reported all Securities Transactions required to be disclosed or reported pursuant to the Code.

XII.   INQUIRIES REGARDING THE CODE

       Please call the Compliance Officer if you have any questions about this Code or any other compliance-related matters.

       Adopted effective as of March 1, 1995, as amended on August 7, 1995, November 18, 1996, May 12, 1998, February 14, 2000, May 22, 2000, May 30,
       2003,  March 31, 2004 and February  10,  2005.

APPENDIX 1
----------
                                                                      APPENDIX 1
                                                           For Internal Use Only

The  following  are  Advisory  Clients  of  Heritage:

Heritage Cash Trust
Money Market Fund
Municipal Money Market Fund
Heritage Capital Appreciation Trust

Heritage Growth and Income Trust

Heritage Income Trust

High Yield Bond Fund
Intermediate Government Bond Fund
Heritage Series Trust
Diversified Growth Fund
Growth Equity Fund
International Equity Fund
Mid Cap Stock Fund
Small Cap Stock Fund
Value Equity Fund
Raymond James Bank, FSB

March 1, 1995, as amended on February 14, 2000, July 2, 2001, March 31, 2004, and February 10, 2005.
APPENDIX 2
----------
                                                                      APPENDIX 2
                                                          For  Internal Use Only

                          PERSONAL SECURITIES HOLDINGS
          (use for Initial Holdings Report and Annual Holdings Report)

In accordance with the Code of Ethics, please list all securities holdings for each of your Employee Accounts, including accounts of your Immediate Family (if required by this Code), as defined.

       1.   Initial or Annual Report (circle one)
       2.   Name of  Employee:

            --------------------------------------------------------------------
       3. If different than #1, name of the person in whose name the account is held:

            --------------------------------------------------------------------
            --------------
       4.   Relationship of (3) to (2):

            --------------------------------------------------------------------
       5.   Account Number:

            --------------------------------------------------------------------

       6. For each account, attach your most recent account statement listing securities in that account. If you own securities that are not listed in an attached account statement, list them below:


                                                              NAME OF
                                                              -------
    NAME OF SECURITY       QUANTITY     PRINCIPAL AMOUNT      BROKER/DEALER/BANK
    ----------------       --------     ----------------      ------------------
1.

2.

3.

4.

(Attach separate sheet if necessary)

I certify that this form and the attached statements (if any) constitute all of the securities in my Employee Accounts, including accounts of my Immediate Family.


------------------------------
Employee Signature


------------------------------   Dated:
Print Name                             ------------------------------

APPENDIX 3
----------
                                                                      APPENDIX 3
                                                           For Internal Use Only

                           TRADE AUTHORIZATION REQUEST
                      FOR SECURITIES EXCLUDING MUTUAL FUNDS

1.  Name of Employee requesting authorization:

--------------------------------------------------------------

2. If different than #1, name of the person in whose account the trade will occur:

    ----------------------------------------------------------------------------

3.  Relationship of (2) to (1):
                               -------------------------------------------------

4.  Name of security:
                     -----------------------------------------------------------

5.  Maximum # of shares or units to be purchased or sold or amount of bond:

    ------------------------------------------

6.  Check if applicable:   ____ Purchase _____ Sale _____ Market Order
                           ____ Limit Order

7.  Do you possess material nonpublic information regarding  ____ Yes    ____ No
    the security or the issuer of the security?

8.  To your knowledge, are the securities or "equivalent"    ____ Yes    ____ No
    securities (i.e., securities issued by the same issuer) held by any Advisory Client?

9.  To your knowledge, are there any outstanding purchase    ____ Yes    ____ No
    or sell orders for this security (or any equivalent security) by any Advisory Client?

10. To your knowledge, are the securities (or equivalent     ____ Yes    ____ No
    securities) being considered for purchase or sale by any Advisory Client?

11. If you are an Investment Person, are the securities      ____ Yes    ____ No
    being acquired in an Initial Public Offering?

12. If you are an Investment Person, are the securities      ____ Yes    ____ No
    being acquired in a Private Placement?

13. If you are a Portfolio Manager, has any account you      ____ Yes    ____ No
    managed purchased or sold these securities (or equivalent securities) within the past seven calendar days or do you expect the account to purchase or sell these securities
    (or equivalent securities) within seven calendar days after your purchase or sale?

14. If you are an Investment Person, have you or any account ____ Yes    ____ No
    covered by the Code's pre-authorization provisions purchased or sold these securities (or equivalent securities) in the prior 60 days?

I have read the currently effective Code of Ethics, and believe that the proposed trade complies fully with the requirements of the Code.


                                             -----------------------------------
                                                                       Signature





                                             -----------------------------------
                                                                      Print Name


Authorized:
           ---------------------------------
Date:
     ---------------------------------------


APPENDIX 3
----------
                                                                      APPENDIX 3
                                                           For Internal Use Only

                           TRADE AUTHORIZATION REQUEST
                                FOR MUTUAL FUNDS

1.  Name of Employee requesting authorization:

    -------------------------------------------

2. If different than #1, name of he person in whose account the trade will occur:

    ----------------------------------------------------------------------------

3.  Relationship of (2) to (1):
                               -------------------------------------------------

4.  Type of Transaction:  ___Purchase ___ Sale ___Exchange ___Allocation Change

5.  Name of mutual fund (if an exchange, list all funds involved):

    ---------------------------------------------------------

    ---------------------------------------------------------

6.  Amount of transaction: $
                            ------------------------

7.  Do you possess material nonpublic information regarding  ____ Yes    ____ No
    the mutual fund?

8.  If you are an Access Person or Investment Person, have   ____ Yes    ____ No
    you or any account covered by the Code's pre-authorization provisions purchased or sold these securities (or equivalent securities) in the prior 60 days?

I have read the currently effective Code of Ethics, and believe that the proposed trade complies fully with the requirements of the Code.


                                             -----------------------------------
                                                                       Signature





                                             -----------------------------------
                                                                      Print Name


Authorized:
           -------------------------------
Date:
     -------------------------------------


APPENDIX 4
----------
                                                                      APPENDIX 4
                                                           For Internal Use Only

                                 CONTACT PERSONS

POSITION                               INDIVIDUAL                  DESIGNEE
--------                               ----------                  --------
Pre-clearance Officer                  K. C. Clark      x73548

Compliance Officer                     K. C. Clark      x73548

Code of Ethics Review Committee        Robert N.Brady   x73560
                                       K. C. Clark      x73548
                                       James Sutherland x73526


Adopted effective as of April 14, 2000, as amended on May 30, 2003



APPENDIX 5
----------
                                                                      APPENDIX 5
                                                           For Internal Use Only

                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

I acknowledge that I have received the Code of Ethics (as last amended on February 10, 2005), adopted by Heritage Asset Management, Inc. and represent that I have read the Code of Ethics, understand the Code of Ethics and will comply with the Code of Ethics.


                                             -----------------------------------
                                                              Employee Signature




                                             -----------------------------------
                                                                      Print Name


Date:
     ------------------------

APPENDIX 6
----------
                                                                      APPENDIX 6
                                                           For Internal Use Only

                     ANNUAL CERTIFICATION OF COMPLIANCE WITH
                               THE CODE OF ETHICS

I certify that during the past year I have complied with all applicable provisions of the Code of Ethics (as last amended on February 10, 2005) adopted by Heritage Asset Management, Inc. including all applicable, disclosure, pre-clearance and reporting requirements.


                                             -----------------------------------
                                                              Employee Signature






                                             -----------------------------------
                                                                      Print Name


Date:
     --------------------


APPENDIX 7
----------
                                                                      APPENDIX 7
                                                           For Internal Use Only

                         REPORT OF SECURITY TRANSACTIONS
                                FOR QUARTER ENDED

Access Persons and Investment Personnel: You do not need to report transactions in 1) direct obligations of the U.S. Government, 2) bankers' acceptances, bank CDs, commercial paper, high quality short-term debt instruments, 3) shares of an open-end investment company, and 4) transactions which you had no direct or indirect influence or control.

Disclose  all  securities  transactions  for the period  covered by this Report:

-------------------------------------------------------------------------------------------------------------------
                                                      Price at
Name/Description        Number         Date of         Which        Principal      Bought          Name of
  of Security*        of Shares      Transaction      Effected        Amount       or Sold      Broker/Dealer/Bank
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

* Please disclose the interest rate or maturity date, if applicable.

Did you establish any securities accounts during the period covered by this
Report?   ___ Yes ___ No

If Yes, please complete the following:

--------------------------------------------------------------------------------
                                Date of                      Account Number
   Name of Broker           Account Opening               Broker/Dealer/Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

____ The above is a record of every transaction in a security or account opened which I had, or in which I acquired, any direct or indirect beneficial ownership during the period indicated above.
____ I certify that the Compliance Officer has received confirmations or account statements pertaining to all transactions executed and that disclose the information required above, and notice of any accounts opened, during the period covered by this Report.
____    I have nothing to report for the period covered by this Report.

Date:                         Signature:
     -----------------                  ----------------------------------------


APPENDIX 8
----------
                                                                      APPENDIX 8
                                                           For Internal Use Only


                          INITIAL PUBLIC OFFERING / LIMITED OFFERING
                                        CLEARANCE FORM
                         (for the use of the Compliance Officer only)


The Code of Ethics for Heritage prohibits any acquisition of securities in an initial public offering (other than shares of open-end investment companies) and private placement by any Access Person or Investment Person. In cases of exceptional circumstances, however, investments in such securities may be permitted. In these instances, a record of the rationale supporting the approval of such transactions must be completed and retained for a period of 5 years after the end of the fiscal year in which approval is granted. This form should be used for such record keeping purposes.

Name of  Access/Investment  Person:
Date of  Request:
Name of IPO / Private Placement:
Date of Offering:
Number of Shares/Interests:
Price:
Name of Broker/Dealer/Bank:

___ I have cleared the IPO / Private Placement transaction described above.

Reasons supporting the decision to approve the above transaction:




                                             -----------------------------------
                                                      Name of Compliance Officer


                                             -----------------------------------
                                                 Signature of Compliance Officer




                                             -----------------------------------
                                                                            Date